UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Sunesis Pharmaceuticals, Inc. (the “Company”) reported today that it received a letter, dated April 14, 2009, from the Listing Qualifications Department of The NASDAQ Stock Market notifying the Company that it does not comply with the $10.0 million minimum stockholders' equity requirement for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(1)(A). NASDAQ's determination was based on a review of the Company's Annual Report on Form 10-K for the period ended December 31, 2008. At that time, the Company’s stockholders’ equity was reported at $6.5 million.  Since that time, the Company announced an up to $43.5 million financing, of which the first $10.0 million was received on April 3, 2009 upon the issuance of shares of the Company’s Series A preferred stock and warrants and the remainder of which may be issued by the Company, subject to approval by the Company’s stockholders, upon the satisfaction of a certain clinical milestone and the Company’s common stock trading above a specified floor price or upon approval by a majority of the investors in the private placement, among other conditions.  While the Company does not anticipate that it will meet the $10.0 million of stockholders’ equity continued listing requirement as of March 31, 2009 on a GAAP or pro-forma basis after giving effect to the $10.0 million private placement, the amount of the shortfall depends on the net proceeds from the initial closing of the private placement, the amount of the restructuring charge from the Company’s reduction in force on March 31, 2009  and the application of GAAP to the terms of the newly issued securities, which the Company is in the process of analyzing.

As provided in the NASDAQ rules, the Company has the opportunity to submit to NASDAQ a specific plan and timeline to achieve and sustain compliance. The Company intends to submit in a timely manner to the NASDAQ Staff a plan to continue listing on The NASDAQ Global Market. There is no assurance that NASDAQ will accept the Company’s plan to satisfy the stockholders’ equity requirement.

If, after the completion of its review, NASDAQ determines that the Company has not presented a plan that adequately addresses the stockholders' equity issue, NASDAQ will provide written notice that the Company's securities will be subject to delisting  from The NASDAQ Global Market. In that event, the Company may either apply for listing on The NASDAQ Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, the Company's securities would remain listed on The NASDAQ Global Market pending a decision by the Panel following the hearing.

The Company issued a press release on April 17, 2009 disclosing its receipt of the NASDAQ letter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated April 17, 2009, entitled “Sunesis Pharmaceuticals Receives NASDAQ Notification.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 17, 2009

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Eric Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated April 17, 2009, entitled “Sunesis Pharmaceuticals Receives NASDAQ Notification.”